UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 2, 2023 (May 1, 2023)

CVS HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island        02895

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code:         (401) 765-1500

Former name or former address, if changed since last report:    N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2023, CVS Health Corporation, a Delaware corporation (“CVS Health”) entered into a 364-Day Term Loan Agreement (the “Term Loan Agreement”) with the lenders party thereto and Barclays Bank PLC, as administrative agent. The Term Loan Agreement provides for total term loan commitments in an aggregate principal amount of $5.0 billion. The Term Loan Agreement was entered into in connection with the previously announced Agreement and Plan of Merger, dated as of February 7, 2023 (the “Merger Agreement”), among CVS Pharmacy, Inc., a Rhode Island corporation and wholly-owned subsidiary of CVS Health (the “Parent”), Halo Merger Sub Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and Oak Street Health, Inc., a Delaware corporation (“Oak Street Health”). On May 2, 2023, pursuant to the Merger Agreement, Merger Sub merged with and into Oak Street Health (the “Merger”), with Oak Street Health surviving the Merger as an indirect wholly-owned subsidiary of Parent.

On May 2, 2023, the lenders party to the Term Loan Agreement advanced $5.0 billion in loans substantially concurrently with the consummation of the Merger. CVS Health used the proceeds of the borrowings under the Term Loan Agreement to finance a portion of the consideration of the Merger.

Borrowings under the Term Loan Agreement are unsecured. The term loan facility under the Term Loan Agreement does not amortize and will mature and be payable on April 30, 2024.

Borrowings under the Term Loan Agreement bear interest at a rate per annum equal to, at the option of CVS Health, either term SOFR or the base rate, plus, in each case, an applicable margin that will depend on the credit ratings by each of Standard & Poor’s Financial Services LLC (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) of CVS Health’s senior unsecured long-term indebtedness for borrowed money, as set forth in the Term Loan Agreement. Term SOFR will be an interest rate per annum equal to the forward-looking SOFR term rate administered by CME Group Benchmark Administration Limited (or any successor administrator reasonably satisfactory to the Administrative Agent) published on the applicable Reuters screen (the “Term SOFR Screen Rate”) for the applicable interest period. The base rate will be, for any day, a fluctuating rate per annum equal to the greatest of (i) the rate last quoted by The Wall Street Journal as the “prime rate” or, if The Wall Street Journal ceases to quote such rate, the highest rate per annum published by the Federal Reserve Board as the “bank prime loan” rate or, if such rate is no longer quoted, any similar release by the Federal Reserve Board, (ii) the Federal Funds effective rate plus 1⁄2 of 1.0% and (iii) the one-month Term SOFR Screen Rate plus 1.0%.

The Term Loan Agreement contains certain covenants, including those related to limitations on liens; dispositions; mergers or consolidations; and limitation on upstream dividends by subsidiaries. In addition, the Term Loan Agreement limits the ratio of CVS Health’s consolidated indebtedness to total capitalization (the “Total Capitalization Ratio”) to a maximum of 0.65 to 1.00. If CVS Health does not elect a “material acquisition” step up in the Total Capitalization Ratio set forth in any of its existing revolving credit facilities, the maximum level of the Total Capitalization Ratio under the Term Loan Agreement shall be automatically amended to 0.60 to 1.00. The Term Loan Agreement contains customary events of default.

The foregoing description of the Term Loan Agreement is summary in nature and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under the heading “Oak Street Health Convertible Senior Notes” in Item 8.01 of this Current Report on Form 8-K is, to the extent applicable, hereby incorporated by reference in this Item 2.04.

Section 8 - Other Events

Item 8.01. Other Events.

On May 2, 2023, CVS Health completed its previously announced acquisition of Oak Street Health for consideration of $39.00 in cash (the “Merger Consideration”) per share of Oak Street Health’s common stock, par value $0.001 per share (“Oak Street Health Common Stock”), subject to certain circumstances described in the Merger Agreement.

The Merger was financed in part with borrowings of $5.0 billion under the Term Loan Agreement, described above under Item 1.01 of this Current Report. A copy of the Term Loan Agreement is filed hereto as Exhibit 10.1.

The Merger was previously announced in the Current Report on Form 8-K filed by CVS Health with the Securities and Exchange Commission (the “SEC”) on February 8, 2023. A press release issued on May 2, 2023 to announce the closing of the Merger is attached as Exhibit 99.1.

Oak Street Health Convertible Senior Notes

In connection with the completion of the Merger, Oak Street Health is required to offer to repurchase (the “Repurchase Offer”) all of Oak Street Health’s outstanding 0% Convertible Senior Notes due 2026 (the “Convertible Senior Notes”), issued pursuant to the indenture dated as of March 16, 2021, between Oak Street Health and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture, dated as of May 2, 2023 (the “Indenture”), with an aggregate principal amount outstanding of $920 million, for cash at a repurchase price equal to 100% of the principal amount of the Convertible Senior Notes to be so repurchased, plus accrued and unpaid Special Interest (as defined in the Indenture), if any.

As a result of the Merger, the holders of the Convertible Senior Notes will also have the right to convert the Convertible Senior Notes into shares of Oak Street Health Common Stock, which, as a result of the Merger became a right to receive the Merger Consideration such holders would have been entitled to receive, if they converted the Convertible Senior Notes into Oak Street Health Common Stock immediately prior to the effective time of the Merger. The Repurchase Offer for the Convertible Senior Notes would result in a significantly higher payment to a holder of Convertible Senior Notes than a conversion of the Convertible Senior Notes by such holder.

Notices regarding the holders’ rights to convert the Convertible Senior Notes and with respect to the Repurchase Offer will be disseminated to holders of the Convertible Senior Notes in accordance with the terms of the Indenture.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health. This Current Report on Form 8-K contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding CVS Health’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

Statements in this Current Report on Form 8-K that are forward looking may include, but are not limited to, statements regarding the benefits of the acquisition of Oak Street Health and the associated integration plans, expected synergies and revenue opportunities, anticipated future operating performance and results of CVS Health, the expected management and governance of Oak Street Health following the acquisition, and offers to convert or repurchase Oak Street Health’s Convertible Senior Notes. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the risk that there may be unexpected costs, charges or expenses resulting from the acquisition; events beyond CVS Health’s control could lead to an inability to meet the covenants or an event of default under the Term Loan Agreement; risks related to the ability of CVS Health and Oak Street Health to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the Merger disrupts CVS Health’s or Oak Street Health’s current plans and operations; the risk that any announcements relating to the Merger could have adverse effects on the market price of CVS Health’s common stock, credit ratings or operating results; the risk that the Merger could have an adverse effect on the ability of CVS Health and Oak Street Health to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally, including with respect to Humana Inc. and its affiliates, which lease or license to Oak Street Health a majority of Oak Street Health’s primary care centers; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on CVS Health’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, CVS Health’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in CVS Health’s SEC filings, including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in CVS Health’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding CVS Health’s acquisition of Oak Street Health, future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits to this Current Report on Form 8-K are as follows:

INDEX TO EXHIBITS

Exhibit	Description
10.1*	Term Loan Agreement, dated as of May 1, 2023, by and among CVS Health Corporation, the lenders party thereto and Barclays Bank PLC, as administrative agent.
99.1	Press Release, dated May 2, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: May 2, 2023	By:	/s/ Colleen M. McIntosh
Colleen M. McIntosh
Senior Vice President, Corporate Secretary and Chief Governance Officer